SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                             TO FORM S-4 ON FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FIRST INDIANA CORPORATION
             (Exact name of registrant as specified in its charter)

                        Indiana                          35-1692825
         (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)             Identification No.)

         135 North Pennsylvania Street, Suite 2800
                  Indianapolis, Indiana                     46204
         (Address of principal executive offices)         (Zip Code)

               THE SOMERSET GROUP, INC. 1986 STOCK INCENTIVE PLAN
               THE SOMERSET GROUP, INC. 1991 STOCK INCENTIVE PLAN
               THE SOMERSET GROUP, INC. 1998 STOCK INCENTIVE PLAN
            THE SOMERSET GROUP, INC. 1991 DIRECTORS STOCK OPTION PLAN
              THE SOMERSET GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               Robert H. McKinney
                                    Chairman
                            First Indiana Corporation
                    135 North Pennsylvania Street, Suite 2800
                           Indianapolis, Indiana 46204
                     (Name and address of agent for service)

                                 (317) 269-1317
          (Telephone number, including area code, of agent for service)

Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this registration Statement as provided in Rule 416.

PART I  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         On September 29, 2000, The Somerset Group, Inc., an Indiana corporation ("Somerset"), merged with and into (the "Merger") First Indiana Corporation, an Indiana corporation ("First Indiana"). As of September 29, 2000, immediately prior to the Merger, there were stock options at prices ranging from $4.80 to $25.99 per share for an aggregate of 270,519 shares of Somerset common stock outstanding under The Somerset Group, Inc. 1986 Stock Incentive Plan, The Somerset Group, Inc. 1991 Stock Incentive Plan, The Somerset Group, Inc. 1998 Stock Incentive Plan and The Somerset Group, Inc. 1991 Directors Stock Option Plan (collectively, the "Somerset Plans"). At the effective time of the Merger, these plans were assumed by First Indiana and the outstanding options were exchanged for options for an aggregate of 303,100 shares of First Indiana common stock at option prices ranging from $7.54 to $24.20 per share. In addition, in connection with the Merger, First Indiana assumed the obligations of Somerset under The Somerset Group, Inc. Employee Stock Purchase Plan and anticipates the purchase by employees of up to 100,000 of its shares of common stock under circumstances which may be deemed to involve solicitation by First Indiana of an offer to buy requiring registration. The issuance of these 403,100 shares was registered by First Indiana on its Form S-4 registration statement relating to the Merger, File No. 333-39926.

         Documents containing information specified by Part I of the form of registration statement on Form S-8 will be sent or given to participants in the Somerset Plans as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following  documents,  all of which are on file with the Securities
and  Exchange   Commission,   are  hereby  incorporated  by  reference  in  this
registration statement:

(a) The Annual Report on Form 10-K for First Indiana Corporation for the year ended December 31, 1999;

(b) The Quarterly Reports on Form 10-Q for First Indiana Corporation for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

(c)      The First Indiana Corporation Proxy Statement dated March 14, 2000; and

(d) The description of Common Stock contained in the First Indiana Corporation Registration Statement on Form S-4, File No. 333-39926, as amended.

     All documents  subsequently filed by First Indiana Corporation  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

     For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Upon the written or oral request of any person to whom this Registration Statement has been delivered, First Indiana Corporation will provide without charge to such person a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered herewith. Requests should be directed to Investor Relations Department, First Indiana Corporation, 135 North Pennsylvania Street, Indianapolis, Indiana 46204, (317) 269-1614.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters with respect to the Common Stock offered hereby will be passed on for the Company by Bose McKinney & Evans LLP, Indianapolis, Indiana. David A. Butcher, a partner in Bose McKinney & Evans LLP, is the Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

     First Indiana Corporation is an Indiana corporation. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The First Indiana Corporation
Articles of Incorporation do not contain any provision prohibiting such indemnification.

     The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and
(ii) the individual reasonably believed (A) in the case of conduct in the individual 's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The First Indiana Corporation bylaws contain a provision substantially identical to this IBCL provision. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

     First Indiana Corporation has in effect a policy of liability insurance covering its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

3 Articles of Incorporation and Bylaws of First Indiana Corporation, incorporated by reference to Exhibit 3(a) to First Indiana Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

5 Opinion and consent of Bose McKinney & Evans LLP regarding the legality of the securities being registered, incorporated by reference to
         Exhibit 5 to First Indiana Corporation's Registration Statement on Form S-4, File No. 333-39926, as amended (the "Registration Statement").

23       Consent of KPMG LLP.

24 Powers of Attorney, incorporated by reference to Exhibit 24 to the Registration Statement.

Item 9.  Undertakings.

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (A)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on January 18, 2001.


                                        FIRST INDIANA CORPORATION


                                        By: /s/  Robert H. McKinney
                                        ------------------------------------
                                        Robert H. McKinney
                                        Chairman


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed on January 18, 2001, by the following persons in the capacities indicated.


     Signature            Title

/s/  Robert H. McKinney
--------------------------
Robert H. McKinney        Director and Chairman

Marni McKinney*
------------------------
Marni McKinney            Director, Vice Chairman and Chief Executive Officer
                          (Principal Executive Officer)

Owen B. Melton, Jr.*
------------------------
Owen B. Melton, Jr.       Director, President and Chief Operating Officer

Gerald L. Bepko*
------------------------
Gerald L. Bepko           Director

Andrew Jacobs, Jr.*
------------------------
Andrew Jacobs, Jr.        Director

Robert J. Laikin*
------------------------
Robert J. Laikin          Director

Phyllis W. Minott*
------------------------
Phyllis W. Minott         Director

Michael L. Smith*
------------------------
Michael L. Smith          Director

John W. Wynne*
------------------------
John W. Wynne             Director


William J. Brunner*
------------------------
William J. Brunner        Vice President and Treasurer
                          (Principal Financial Officer and
                          Principal Accounting Officer)


*By:  /s/ Robert H. McKinney
      ---------------------------------
         Attorney-in-Fact